Exhibit 99.1

DIAMONDBACK ENERGY, INC. ANNOUNCES THIRD QUARTER 2024 FINANCIAL AND OPERATING RESULTS

Midland, TX (November 4, 2024) - Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback” or the “Company”) today announced financial and operating results for the third quarter ended September 30, 2024.

THIRD QUARTER 2024 HIGHLIGHTS

•As previously announced, closed merger with Endeavor Energy Resources, L.P. ("Endeavor") on September 10, 2024
•Average production of 321.1 MBO/d (571.1 MBOE/d)
•Net cash provided by operating activities of $1.2 billion; Operating Cash Flow Before Working Capital Changes (as defined and reconciled below) of $1.4 billion
•Cash capital expenditures of $688 million
•Free Cash Flow (as defined and reconciled below) of $708 million; Adjusted Free Cash Flow (as defined and reconciled below) of $1.0 billion
•Declared Q3 2024 base cash dividend of $0.90 per share payable on November 21, 2024; implies a 2.0% annualized yield based on November 1, 2024 closing share price of $175.81
•Repurchased 2,919,763 shares of common stock in Q3 2024 for $515 million, excluding excise tax (at a weighted average price of $176.40 per share); repurchased 1,029,191 shares of common stock to date in Q4 2024 for $185 million, excluding excise tax (at a weighted average price of $180.13 per share)
•Total Q3 2024 return of capital of $780 million; represents ~78% of Adjusted Free Cash Flow (as defined and reconciled below) from stock repurchases and the declared Q3 2024 base dividend
•As previously announced, Board approved a $2.0 billion increase to share repurchase authorization to $6.0 billion from $4.0 billion previously

TRP ENERGY (“TRP”) TRADE

•On November 3rd, Diamondback and TRP entered into a definitive agreement under which Diamondback will trade certain Delaware Basin assets and pay approximately $238 million in cash to TRP in exchange for TRP’s Midland Basin assets
•TRP’s Midland Basin assets are made up of ~15,000 net acres across Upton and Reagan counties and consist of 55 remaining undeveloped operated locations, the majority of which immediately compete for capital
•The asset also includes 18 Drilled Uncompleted Wells ("DUCs") which provide for additional capital allocation flexibility
•The trade is expected to be accretive to both Cash Flow and Free Cash Flow per share and enhances Diamondback's near-term oil production profile
•Expected to close in December 2024, subject to customary regulatory approvals and closing conditions

•Jefferies LLC is serving as financial advisor to Diamondback. Kirkland & Ellis LLP is serving as legal advisor to Diamondback. J.P. Morgan Securities LLC, Moelis & Company and RBC Capital Markets are acting as financial advisors to TRP. Clifford Chance US LLP is serving as legal advisor to TRP.

OPERATIONS UPDATE

The tables below provide a summary of operating activity for the third quarter of 2024.

Total Activity (Gross Operated):
	Number of Wells Drilled	Number of Wells Completed
Midland Basin	71	87
Delaware Basin	5	8
Total	76	95

Total Activity (Net Operated):
	Number of Wells Drilled(1)	Number of Wells Completed(1)
Midland Basin	67	95
Delaware Basin	4	7
Total	71	102
(1)Includes two additional net wells drilled and nine additional net wells completed, respectively, from interests acquired in the Endeavor Acquisition during the first six months of 2024.

During the third quarter of 2024, Diamondback drilled 71 gross wells in the Midland Basin and five gross wells in the Delaware Basin. The Company turned 87 operated wells to production in the Midland Basin and eight gross wells in the Delaware Basin, with an average lateral length of 12,238 feet. Operated completions during the third quarter consisted of 22 Wolfcamp A wells, 21 Lower Spraberry wells, 15 Jo Mill wells, 14 Wolfcamp B wells, 12 Middle Spraberry wells, four Dean wells, four Third Bone Spring wells and three Upper Spraberry wells.

For the first nine months of 2024, Diamondback drilled 211 gross wells in the Midland Basin and 24 gross wells in the Delaware Basin. The Company turned 267 operated wells to production in the Midland Basin and 15 operated wells to production in the Delaware Basin. The average lateral length for wells completed during the first nine months of 2024 was 11,645 feet, and consisted of 72 Lower Spraberry wells, 61 Wolfcamp A wells, 45 Wolfcamp B wells, 40 Jo Mill wells, 34 Middle Spraberry wells, nine Wolfcamp D wells, nine Dean wells, six Upper Spraberry wells, four Third Bone Spring wells, one Second Bone Spring well and one Barnett well.

FINANCIAL UPDATE

Diamondback's third quarter 2024 net income was $659 million, or $3.19 per diluted share. Adjusted net income (as defined and reconciled below) for the third quarter was $698 million, or $3.38 per diluted share.

Third quarter 2024 net cash provided by operating activities was $1.2 billion. Through the first nine months of 2024, Diamondback's net cash provided by operating activities was $4.1 billion.

During the third quarter of 2024, Diamondback spent $633 million on operated and non-operated drilling and completions, $52 million on infrastructure and environmental and $3 million on midstream, for total cash capital expenditures of $688 million. Through the first nine months of 2024, Diamondback spent

$1.8 billion on operated and non-operated drilling and completions, $128 million on infrastructure and environmental and $8 million on midstream, for total cash capital expenditures of $1.9 billion.

Third quarter 2024 Consolidated Adjusted EBITDA (as defined and reconciled below) was $1.8 billion. Adjusted EBITDA net of non-controlling interest (as defined and reconciled below) for the third quarter was $1.7 billion.

Diamondback's third quarter 2024 Free Cash Flow (as defined and reconciled below) was $708 million. Adjusted Free Cash Flow (as reconciled and defined below) for the third quarter was $1.0 billion. Through September 30, 2024, Diamondback's Free Cash Flow was $2.3 billion, with $2.7 billion of Adjusted Free Cash Flow over the same period.

Third quarter 2024 average unhedged realized prices were $73.13 per barrel of oil, $(0.26) per Mcf of natural gas and $17.70 per barrel of natural gas liquids ("NGLs"), resulting in a total equivalent unhedged realized price of $44.80 per BOE.

Diamondback's cash operating costs for the third quarter of 2024 were $11.49 per BOE, including lease operating expenses ("LOE") of $6.01 per BOE, cash general and administrative ("G&A") expenses of $0.63 per BOE, production and ad valorem taxes of $2.91 per BOE and gathering, processing and transportation expenses of $1.94 per BOE.

As of September 30, 2024, Diamondback had $201 million in standalone cash and $115 million in borrowings outstanding under its revolving credit facility, with approximately $2.4 billion available for future borrowings under the facility and approximately $2.6 billion of total liquidity. As of September 30, 2024, the Company had consolidated total debt of $13.1 billion and consolidated net debt (as defined and reconciled below) of $12.7 billion, up from consolidated total debt of $12.2 billion and up from consolidated net debt of $5.3 billion as of June 30, 2024. Effective in September 2024, the Company's borrowing base and elected commitment was increased to $2.5 billion from $1.6 billion previously.

DIVIDEND DECLARATIONS

Diamondback announced today that the Company's Board of Directors declared a base cash dividend of $0.90 per common share for the third quarter of 2024 payable on November 21, 2024 to stockholders of record at the close of business on November 14, 2024.

Future base and variable dividends remain subject to review and approval at the discretion of the Company's Board of Directors.

COMMON STOCK REPURCHASE PROGRAM

During the third quarter of 2024, Diamondback repurchased ~2.9 million shares of common stock at an average share price of $176.40 for a total cost of approximately $515 million, excluding excise tax. To date, Diamondback has repurchased ~23.3 million shares of common stock at an average share price of $133.48 for a total cost of approximately $3.1 billion and has approximately $2.9 billion remaining on its current share buyback authorization. Subject to factors discussed below, Diamondback intends to continue to purchase common stock under the common stock repurchase program opportunistically with cash on hand, free cash flow from operations and proceeds from potential liquidity events such as the sale of assets. This repurchase program has no time limit and may be suspended from time to time, modified, extended or discontinued by the Board at any time. Purchases under the repurchase program may be made from time to time in privately negotiated transactions, or in open market transactions in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, and will be subject to market conditions, applicable regulatory and legal requirements and other factors. Any common stock purchased as part of this program will be retired.

UPDATED 2024 GUIDANCE

Below is Diamondback's guidance for the full year 2024, which includes fourth quarter production, unit costs and capital guidance. The Company's production and capital guidance for the full year 2024 has been updated to give effect to the Endeavor merger, which was completed on September 10, 2024.

	2024 Guidance	2024 Guidance
	Diamondback Energy, Inc.	Viper Energy, Inc.

2024 Net production - MBOE/d	587 - 590 (from 462 - 470)	48.75 - 49.25
2024 Oil production - MBO/d	335 - 337 (from 273 - 276)	27.00 - 27.25
Q4 2024 Oil production - MBO/d (total - MBOE/d)	470 - 475 (840 - 850)	29.25 - 29.75 (52.50 - 53.00)

Q4 2024 Unit costs ($/BOE)
Lease operating expenses, including workovers	$5.90 - $6.20
G&A
Cash G&A	$0.55 - $0.65
Non-cash equity-based compensation	$0.25 - $0.40
DD&A	$14.00 - $15.00
Interest expense (net of interest income)	$0.25 - $0.50
Gathering, processing and transportation	$1.60 - $1.80

Production and ad valorem taxes (% of revenue)	~7%
Corporate tax rate (% of pre-tax income)	23%
Cash tax rate (% of pre-tax income)	15% - 18%
Cash taxes ($ - million)	$240 - $300	$13 - $18

Capital Budget ($ - million)
2024 Total capital expenditures	$2,875 - $3,000 (from $2,350 - $2,450)
Q4 2024 Capital expenditures	$950 - $1,050

Q4 2024 Gross horizontal wells drilled (net)	105 - 125 (100 - 118)
Q4 2024 Gross horizontal wells completed (net)	110 - 130 (102 - 120)

CONFERENCE CALL

Diamondback will host a conference call and webcast for investors and analysts to discuss its results for the third quarter of 2024 on Tuesday, November 5, 2024 at 8:00 a.m. CT. Access to the webcast, and replay which will be available following the call, may be found here. The live webcast of the earnings conference call will also be available via Diamondback’s website at www.diamondbackenergy.com under the “Investor Relations” section of the site.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves primarily in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding Diamondback’s: future performance; business strategy; future operations (including drilling plans and capital plans); estimates and projections of revenues, losses, costs, expenses, returns, cash flow, and financial position; reserve estimates and its ability to replace or increase reserves; anticipated benefits or other effects of strategic transactions (including the recently completed Endeavor merger and other acquisitions or divestitures); and plans and objectives of management (including plans for future cash flow from operations and for executing environmental strategies) are forward-looking statements. When used in this news release, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) as they relate to Diamondback are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although Diamondback believes that the expectations and assumptions reflected in its forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond Diamondback’s control. Accordingly, forward-looking statements are not guarantees of future performance and Diamondback’s actual outcomes could differ materially from what Diamondback has expressed in its forward-looking statements.

Factors that could cause the outcomes to differ materially include (but are not limited to) the following: changes in supply and demand levels for oil, natural gas, and natural gas liquids, and the resulting impact on the price for those commodities; the impact of public health crises, including epidemic or pandemic diseases and any related company or government policies or actions; actions taken by the members of OPEC and Russia affecting the production and pricing of oil, as well as other domestic and global political, economic, or diplomatic developments, including any impact of the ongoing war in Ukraine and the Israel-Hamas war on the global energy markets and geopolitical stability; instability in the financial markets; inflationary pressures; higher interest rates and their impact on the cost of capital; regional supply and demand factors, including delays, curtailment delays or interruptions of production, or governmental orders, rules or regulations that impose production limits; federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations; physical and transition risks relating to climate change; those risks described in Item 1A of Diamondback’s Annual Report on Form 10-K, filed with the SEC on February 22, 2024, and those risks disclosed in its subsequent filings on Forms 10-Q and 8-K, which can be obtained free of charge on the SEC’s website at http://www.sec.gov and Diamondback’s website at www.diamondbackenergy.com/investors.

In light of these factors, the events anticipated by Diamondback’s forward-looking statements may not occur at the time anticipated or at all. Moreover, Diamondback operates in a very competitive and rapidly changing environment and new risks emerge from time to time. Diamondback cannot predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements it may make. Accordingly, you should not place undue reliance on any forward-looking statements. All forward-looking statements speak only as of the date of this letter or, if earlier, as of the date they were made. Diamondback does not intend to, and disclaims any obligation to, update or revise any forward-looking statements unless required by applicable law.

Diamondback Energy, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in millions, except share amounts)

	September 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents ($169 million and $26 million related to Viper)	$370	$582
Restricted cash	3	3
Accounts receivable:
Joint interest and other, net	233	192
Oil and natural gas sales, net ($109 million and $109 million related to Viper)	1,197	654
Inventories	126	63
Derivative instruments	42	17
Prepaid expenses and other current assets	51	110
Total current assets	2,022	1,621
Property and equipment:
Oil and natural gas properties, full cost method of accounting ($21,971 million and $8,659 million excluded from amortization at September 30, 2024 and December 31, 2023, respectively) ($4,771 million and $4,629 million related to Viper and $1,623 million and $1,769 million excluded from amortization related to Viper)	79,718	42,430
Other property, equipment and land	1,417	673
Accumulated depletion, depreciation, amortization and impairment ($1,016 million and $866 million related to Viper)	(18,082)	(16,429)
Property and equipment, net	63,053	26,674
Funds held in escrow	43	—
Equity method investments	377	529
Derivative instruments	38	1
Deferred income taxes, net	62	45
Investment in real estate, net	81	84
Other assets	71	47
Total assets	$65,747	$29,001
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable - trade	$198	$261
Accrued capital expenditures	641	493
Current maturities of long-term debt	1,000	—
Other accrued liabilities	857	475
Revenues and royalties payable	1,444	764
Derivative instruments	34	86
Income taxes payable	289	29
Total current liabilities	4,463	2,108
Long-term debt ($822 million and $1,083 million related to Viper)	11,923	6,641
Derivative instruments	79	122
Asset retirement obligations	493	239
Deferred income taxes	9,952	2,449
Other long-term liabilities	18	12
Total liabilities	26,928	11,571
Stockholders’ equity:
Common stock, $0.01 par value; 800,000,000 shares authorized; 292,742,664 and 178,723,871 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	3	2
Additional paid-in capital	34,007	14,142
Retained earnings (accumulated deficit)	3,427	2,489
Accumulated other comprehensive income (loss)	(8)	(8)
Total Diamondback Energy, Inc. stockholders’ equity	37,429	16,625
Non-controlling interest	1,390	805
Total equity	38,819	17,430
Total liabilities and stockholders' equity	$65,747	$29,001

Diamondback Energy, Inc.
Condensed Consolidated Statements of Operations
(unaudited, $ in millions except per share data, shares in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues:
Oil, natural gas and natural gas liquid sales	$2,354	$2,265	$6,629	$6,063
Sales of purchased oil	282	59	698	59
Other operating income	9	16	28	62
Total revenues	2,645	2,340	7,355	6,184
Costs and expenses:
Lease operating expenses	316	226	825	618
Production and ad valorem taxes	153	118	413	421
Gathering, processing and transportation	102	73	261	209
Purchased oil expense	280	59	696	59
Depreciation, depletion, amortization and accretion	742	442	1,694	1,277
General and administrative expenses	49	34	141	111
Merger and integration expense	258	1	273	11
Other operating expenses	35	47	68	113
Total costs and expenses	1,935	1,000	4,371	2,819
Income (loss) from operations	710	1,340	2,984	3,365
Other income (expense):
Interest expense, net	(18)	(37)	(101)	(130)
Other income (expense), net	89	33	87	61
Gain (loss) on derivative instruments, net	131	(76)	101	(358)
Gain (loss) on extinguishment of debt	—	—	2	(4)
Income (loss) from equity investments, net	6	9	23	39
Total other income (expense), net	208	(71)	112	(392)
Income (loss) before income taxes	918	1,269	3,096	2,973
Provision for (benefit from) income taxes	210	276	685	648
Net income (loss)	708	993	2,411	2,325
Net income (loss) attributable to non-controlling interest	49	78	147	142
Net income (loss) attributable to Diamondback Energy, Inc.	$659	$915	$2,264	$2,183

Earnings (loss) per common share:
Basic	$3.19	$5.07	$12.00	$12.01
Diluted	$3.19	$5.07	$12.00	$12.01
Weighted average common shares outstanding:
Basic	204,730	178,872	187,253	180,400
Diluted	204,730	178,872	187,253	180,400

Diamondback Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income (loss)	$708	$993	$2,411	$2,325
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for (benefit from) deferred income taxes	51	10	180	185
Depreciation, depletion, amortization and accretion	742	442	1,694	1,277
(Gain) loss on extinguishment of debt	—	—	(2)	4
(Gain) loss on derivative instruments, net	(131)	76	(101)	358
Cash received (paid) on settlement of derivative instruments	(4)	(24)	(36)	(62)
(Income) loss from equity investment, net	(6)	(9)	(23)	(39)
Equity-based compensation expense	16	13	49	40
Other	20	3	77	(23)
Changes in operating assets and liabilities:
Accounts receivable	106	(256)	61	(218)
Income tax receivable	—	103	12	267
Prepaid expenses and other current assets	(11)	(8)	78	5
Accounts payable and accrued liabilities	(395)	(28)	(490)	46
Income taxes payable	(36)	23	(51)	4
Revenues and royalties payable	95	53	109	139
Other	54	(33)	104	(12)
Net cash provided by (used in) operating activities	1,209	1,358	4,072	4,296
Cash flows from investing activities:
Drilling, completions, infrastructure and midstream additions to oil and natural gas properties	(688)	(684)	(1,934)	(2,052)
Property acquisitions	(7,791)	(168)	(7,994)	(1,193)
Proceeds from sale of assets	207	868	459	1,400
Other	106	(1)	103	(14)
Net cash provided by (used in) investing activities	(8,166)	15	(9,366)	(1,859)
Cash flows from financing activities:
Proceeds under term loan agreement	1,000	—	1,000	—
Proceeds from borrowings under credit facilities	1,011	1,015	1,185	4,466
Repayments under credit facilities	(1,073)	(1,332)	(1,333)	(4,368)
Proceeds from senior notes	—	—	5,500	—
Repayment of senior notes	—	—	(25)	(134)
Repurchased shares under buyback program	(515)	(56)	(557)	(709)
Repurchased shares/units under Viper's buyback program	—	(10)	—	(67)
Proceeds from partial sale of investment in Viper Energy, Inc.	—	—	451	—
Net proceeds from Viper's issuance of common stock	476	—	476	—
Dividends paid to stockholders	(416)	(149)	(1,316)	(841)
Dividends/distributions to non-controlling interest	(59)	(25)	(157)	(84)
Other	(5)	(7)	(142)	(34)
Net cash provided by (used in) financing activities	419	(564)	5,082	(1,771)
Net increase (decrease) in cash and cash equivalents	(6,538)	809	(212)	666
Cash, cash equivalents and restricted cash at beginning of period	6,911	21	585	164
Cash, cash equivalents and restricted cash at end of period	$373	$830	$373	$830

Diamondback Energy, Inc.
Selected Operating Data
(unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023
Production Data:
Oil (MBbls)	29,537	25,129	24,482
Natural gas (MMcf)	66,519	51,310	49,423
Natural gas liquids (MBbls)	11,918	9,514	8,943
Combined volumes (MBOE)(1)	52,541	43,195	41,662

Daily oil volumes (BO/d)	321,054	276,143	266,109
Daily combined volumes (BOE/d)	571,098	474,670	452,848

Average Prices:
Oil ($ per Bbl)	$73.13	$79.51	$81.57
Natural gas ($ per Mcf)	$(0.26)	$0.10	$1.62
Natural gas liquids ($ per Bbl)	$17.70	$17.97	$21.02
Combined ($ per BOE)	$44.80	$50.33	$54.37

Oil, hedged ($ per Bbl)(2)	$72.32	$78.55	$80.51
Natural gas, hedged ($ per Mcf)(2)	$0.60	$1.03	$1.62
Natural gas liquids, hedged ($ per Bbl)(2)	$17.70	$17.97	$21.02
Average price, hedged ($ per BOE)(2)	$45.43	$50.89	$53.74

Average Costs per BOE:
Lease operating expenses	$6.01	$5.88	$5.42
Production and ad valorem taxes	2.91	3.26	2.83
Gathering, processing and transportation expense	1.94	1.90	1.75
General and administrative - cash component	0.63	0.63	0.51
Total operating expense - cash	$11.49	$11.67	$10.51

General and administrative - non-cash component	$0.30	$0.44	$0.31
Depreciation, depletion, amortization and accretion per BOE	$14.12	$11.18	$10.61
Interest expense, net	$0.34	$1.02	$0.89
(1)Bbl equivalents are calculated using a conversion rate of six Mcf per one Bbl.
(2)Hedged prices reflect the effect of our commodity derivative transactions on our average sales prices and include gains and losses on cash settlements for matured commodity derivatives, which we do not designate for hedge accounting. Hedged prices exclude gains or losses resulting from the early settlement of commodity derivative contracts.

NON-GAAP FINANCIAL MEASURES

ADJUSTED EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as net income (loss) attributable to Diamondback Energy, Inc., plus net income (loss) attributable to non-controlling interest ("net income (loss)") before non-cash (gain) loss on derivative instruments, net, interest expense, net, depreciation, depletion, amortization and accretion, depreciation and interest expense related to equity method investments, (gain) loss on extinguishment of debt, if any, non-cash equity-based compensation expense, capitalized equity-based compensation expense, merger and integration expenses, other non-cash transactions and provision for (benefit from) income taxes, if any. Adjusted EBITDA is not a measure of net income as determined by United States generally accepted accounting principles ("GAAP"). Management believes Adjusted EBITDA is useful because the measure allows it to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company adds the items listed above to net income (loss) to determine Adjusted EBITDA because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Further, the Company excludes the effects of significant transactions that may affect earnings but are unpredictable in nature, timing and amount, although they may recur in different reporting periods. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts.

The following tables present a reconciliation of the GAAP financial measure of net income (loss) attributable to Diamondback Energy, Inc. to the non-GAAP financial measure of Adjusted EBITDA:

Diamondback Energy, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(unaudited, in millions)

	Three Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023
Net income (loss) attributable to Diamondback Energy, Inc.	$659	$837	$915
Net income (loss) attributable to non-controlling interest	49	57	78
Net income (loss)	708	894	993
Non-cash (gain) loss on derivative instruments, net	(135)	(46)	52
Interest expense, net	18	44	37
Depreciation, depletion, amortization and accretion	742	483	442
Depreciation and interest expense related to equity method investments	15	23	18
Non-cash equity-based compensation expense	24	26	21
Capitalized equity-based compensation expense	(8)	(7)	(8)
Merger and integration expenses	258	3	1
Other non-cash transactions	(72)	6	(12)
Provision for (benefit from) income taxes	210	252	276
Consolidated Adjusted EBITDA	1,760	1,678	1,820
Less: Adjustment for non-controlling interest	104	103	78
Adjusted EBITDA attributable to Diamondback Energy, Inc.	$1,656	$1,575	$1,742

ADJUSTED NET INCOME
Adjusted net income is a non-GAAP financial measure equal to net income (loss) attributable to Diamondback Energy, Inc. plus net income (loss) attributable to non-controlling interest ("net income (loss)") adjusted for non-cash (gain) loss on derivative instruments, net, (gain) loss on extinguishment of debt, if any, merger and integration expense, other non-cash transactions and related income tax adjustments, if any. The Company’s computation of adjusted net income may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts. Management believes adjusted net income helps investors in the oil and natural gas industry to measure and compare the Company's performance to other oil and natural gas companies by excluding from the calculation items that can vary significantly from company to company depending upon accounting methods, the book value of assets and other non-operational factors. Further, in order to allow investors to compare the Company's performance across periods, the Company excludes the effects of significant transactions that may affect earnings but are unpredictable in nature, timing and amount, although they may recur in different reporting periods.
The following table presents a reconciliation of the GAAP financial measure of net income (loss) attributable to Diamondback Energy, Inc. to the non-GAAP measure of adjusted net income:

Diamondback Energy, Inc.
Adjusted Net Income
(unaudited, $ in millions except per share data, shares in thousands)

	Three Months Ended September 30, 2024
	Amounts	Amounts Per Diluted Share
Net income (loss) attributable to Diamondback Energy, Inc.(1)	$659	$3.19
Net income (loss) attributable to non-controlling interest	49	0.24
Net income (loss)(1)	708	3.43
Non-cash (gain) loss on derivative instruments, net	(135)	(0.66)
Merger and integration expense	258	1.26
Other non-cash transactions	(72)	(0.35)
Adjusted net income excluding above items(1)	759	3.68
Income tax adjustment for above items	(12)	(0.06)
Adjusted net income(1)	747	3.62
Less: Adjusted net income attributable to non-controlling interest	49	0.24
Adjusted net income attributable to Diamondback Energy, Inc.(1)	$698	$3.38

Weighted average common shares outstanding:
Basic		204,730
Diluted		204,730
(1) The Company’s earnings (loss) per diluted share amount has been computed using the two-class method in accordance with GAAP. The two-class method is an earnings allocation which reflects the respective ownership among holders of common stock and participating securities. Diluted earnings per share using the two-class method is calculated as (i) net income attributable to Diamondback Energy, Inc, (ii) less the reallocation of $6 million in earnings attributable to participating securities, (iii) divided by diluted weighted average common shares outstanding.

OPERATING CASH FLOW BEFORE WORKING CAPITAL CHANGES AND FREE CASH FLOW

Operating cash flow before working capital changes, which is a non-GAAP financial measure, represents net cash provided by operating activities as determined under GAAP without regard to changes in operating assets and liabilities. The Company believes operating cash flow before working capital changes is a useful measure of an oil and natural gas company’s ability to generate cash used to fund exploration, development and acquisition activities and service debt or pay dividends. The Company also uses this measure because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. This allows the Company to compare its operating performance with that of other companies without regard to financing methods and capital structure.

Free Cash Flow, which is a non-GAAP financial measure, is cash flow from operating activities before changes in working capital in excess of cash capital expenditures. The Company believes that Free Cash Flow is useful to investors as it provides measures to compare both cash flow from operating activities and additions to oil and natural gas properties across periods on a consistent basis as adjusted for non-recurring tax impacts from divestitures, merger and integration expenses, the early termination of derivative contracts and settlements of treasury locks. These measures should not be considered as an alternative to, or more meaningful than, net cash provided by operating activities as an indicator of operating performance. The Company's computation of Free Cash Flow may not be comparable to other similarly titled measures of other companies. The Company uses Free Cash Flow to reduce debt, as well as return capital to stockholders as determined by the Board of Directors.

The following tables present a reconciliation of the GAAP financial measure of net cash provided by operating activities to the non-GAAP measure of operating cash flow before working capital changes and to the non-GAAP measure of Free Cash Flow:

Diamondback Energy, Inc.
Operating Cash Flow Before Working Capital Changes and Free Cash Flow
(unaudited, in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$1,209	$1,358	$4,072	$4,296
Less: Changes in cash due to changes in operating assets and liabilities:
Accounts receivable	106	(256)	61	(218)
Income tax receivable	—	103	12	267
Prepaid expenses and other current assets	(11)	(8)	78	5
Accounts payable and accrued liabilities	(395)	(28)	(490)	46
Income taxes payable	(36)	23	(51)	4
Revenues and royalties payable	95	53	109	139
Other	54	(33)	104	(12)
Total working capital changes	(187)	(146)	(177)	231
Operating cash flow before working capital changes	1,396	1,504	4,249	4,065
Drilling, completions, infrastructure and midstream additions to oil and natural gas properties	(688)	(684)	(1,934)	(2,052)
Total Cash CAPEX	(688)	(684)	(1,934)	(2,052)
Free Cash Flow	708	820	2,315	2,013
Tax impact from divestitures(1)	—	64	—	64
Merger and integration expenses	258	—	273	—
Early termination of derivatives	37	—	37	—
Treasury locks	—	—	25	—
Adjusted Free Cash Flow	$1,003	$884	$2,650	$2,077
(1) Includes the tax impact for the disposal of certain Midland Basin water assets and Delaware Basin oil gathering assets.

NET DEBT

The Company defines the non-GAAP measure of net debt as total debt (excluding debt issuance costs, discounts, premiums and unamortized basis adjustments) less cash and cash equivalents. Net debt should not be considered an alternative to, or more meaningful than, total debt, the most directly comparable GAAP measure. Management uses net debt to determine the Company's outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. The Company believes this metric is useful to analysts and investors in determining the Company's leverage position because the Company has the ability to, and may decide to, use a portion of its cash and cash equivalents to reduce debt.

Diamondback Energy, Inc.
Net Debt
(unaudited, in millions)

	September 30, 2024	Net Q3 Principal Borrowings/(Repayments)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
	(in millions)
Diamondback Energy, Inc.(1)	$12,284	$1,115	$11,169	$5,669	$5,697	$5,697
Viper Energy, Inc.(1)	830	(177)	1,007	1,103	1,093	680
Total debt	13,114	$938	12,176	6,772	6,790	6,377
Cash and cash equivalents	(370)		(6,908)	(896)	(582)	(827)
Net debt	$12,744		$5,268	$5,876	$6,208	$5,550
(1)    Excludes debt issuance costs, discounts, premiums and unamortized basis adjustments.

DERIVATIVES

As of November 1, 2024, the Company had the following outstanding consolidated derivative contracts, including derivative contracts at Viper Energy, Inc. The Company’s derivative contracts are based upon reported settlement prices on commodity exchanges, with crude oil derivative settlements based on New York Mercantile Exchange West Texas Intermediate pricing and Crude Oil Brent pricing and with natural gas derivative settlements based on the New York Mercantile Exchange Henry Hub pricing. When aggregating multiple contracts, the weighted average contract price is disclosed.

	Crude Oil (Bbls/day, $/Bbl)
	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	FY2026
Long Puts - Crude Brent Oil	82,000	52,000	33,000	10,000	—	—
Long Put Price ($/Bbl)	$57.44	$60.00	$60.00	$60.00	—	—
Deferred Premium ($/Bbl)	$-1.52	$-1.48	$-1.50	$-1.63	—	—
Long Puts - WTI (Magellan East Houston)	35,000	58,000	46,000	22,000	—	—
Long Put Price ($/Bbl)	$57.57	$56.21	$55.22	$55.00	—	—
Deferred Premium ($/Bbl)	$-1.61	$-1.58	$-1.56	$-1.64	—	—
Long Puts - WTI (Cushing)	125,000	138,000	109,000	38,000	—	—
Long Put Price ($/Bbl)	$57.28	$56.63	$55.73	$55.00	—	—
Deferred Premium ($/Bbl)	$-1.61	$-1.58	$-1.56	$-1.50	—	—
Costless Collars - WTI (Cushing)	46,000	13,000	—	—	—	—
Long Put Price ($/Bbl)	$60.87	$60.00	—	—	—	—
Short Call Price ($/Bbl)	$89.91	$89.55	—	—	—	—
Basis Swaps - WTI (Midland)	43,000	58,000	45,000	45,000	45,000	—
	$1.18	$1.10	$1.08	$1.08	$1.08	—
Roll Swaps - WTI	40,000	—	—	—	—	—
	$0.82	—	—	—	—	—

	Natural Gas (Mmbtu/day, $/Mmbtu)
	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	FY 2026
Costless Collars - Henry Hub	398,261	690,000	630,000	630,000	630,000	80,000
Long Put Price ($/Mmbtu)	$2.78	$2.53	$2.49	$2.49	$2.49	$2.50
Ceiling Price ($/Mmbtu)	$6.53	$5.41	$5.46	$5.46	$5.46	$5.95
Natural Gas Swaps - Henry Hub	13,370	—	—	—	—	—
	$3.23	—	—	—	—	—
Natural Gas Basis Swaps - Waha Hub	471,630	650,000	590,000	590,000	590,000	10,000
	$-1.11	$-0.80	$-0.83	$-0.83	$-0.83	$-1.25

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@diamondbackenergy.com